As filed with the Securities and Exchange Commission
                          on April 5, 2002 Reg. No. 33



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                    -----------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       -----------------------------------

                             HOUSEHOLD DIRECT, INC.


       Delaware                                   51-0388634
(State or other jurisdiction of                (I.R.S. Employer
Incorporation or organization)                identification No.)

                                  #3 Glen Road
                              Sandy Hook, CT 06482
                ------------------------------------------------

                            CONSULTING AGREEMENTS AND
                             STOCK COMPENSATION PLAN
                  --------------------------------------------

                                 John D. Folger
                             Chief Executive Officer
                                  #3 Glen Road
                              Sandy Hook, CT 06482
                                 (203) 426-2312

                                    Copy to:
                              Rebecca Wilson, Esq.
                        2781 W. MacArthur Blvd, Suite 168
                               Santa Ana, CA 92704
                       (714) 850-3356 (714) 850-3368 (fax)

                         CALCULATION OF REGISTRATION FEE

                                              Proposed maximum      Proposed maximum
Title of securities    Amount to be           offering price        Aggregate offering     Amount of
to be registered       registered             per share             Price                  registration fee
====================== ====================== ===================== ====================== ======================
Common Stock
(par value 0.001)      21,000,000             $0.01                 $210,000               $53.00

====================== ====================== ===================== ====================== ======================

Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457 (h) of the General Rules and Regulations under the Securities Act of 1993, based upon the exercise price of 21,000,000 Common Stock at $0.01 per share.

                                     PART I

              INFORMATION REQUIRED IN THIS SECTION 10(a) PROSPECTUS


Item 1.           Plan Information.*

Item 2.           Registrant Information and Employee Plan Annual Information.*

     * Information required by Part 1 to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents filed by HouseHold Direct, Inc., (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

     (a) the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2000 (Commission File No. 0-107441):

     (b) all other  reports  filed by the Company  pursuant to Section  13(a) or
Section 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2000 through the date hereof; and

     (c) any document filed by the Company with the Commission pursuant to Sections 13(a), 13( c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares of Common Stock registered hereunder have been sold or that deregisters all such shares of Common Stock then remaining unsold, such documents being deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officer

     The Certificate of Incorporation of the Company provides that all directors, officers, employees and agents of the Company shall be entitled to be indemnified by the Company to the fullest extent permitted by law. The Certificate of Incorporation also provides as follows:

     The corporation shall, to the fullest extent permitted by the Act, as the same may be amended and supplemented, indemnify all directors, officers, employees, and agents of the corporation whom it shall have power to indemnify thereunder from and against any and all of the expenses, liabilities, or other matters referred to therein or covered thereby.

     Such right to indemnification or advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee, or agent of the corporation, and shall inure to the benefit of the heirs, executives, and administrators of such persons. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under any bylaw, agreement, vote of stockholders or of disinterested directors or otherwise. The corporation shall have the right to purchase and maintain insurance on behalf of its directors, officers, and employees or agents to the full extent permitted by the Act, as the same may be amended or supplemented.

Commission Policy

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

     The Exhibits to this registration statement are listed in the index to Exhibits on page 8.

Item 9. Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) To file during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the securities Act 1933:

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration
                    Statement:

               (iii)To include  any  material  information  with  respect to the plan  of  distribution  not  previously  disclosed  in  this
                    Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraph (1)(i) and (I)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraph is contained in periodic reports filed by the

                    Company pursuant to Section 13 or Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    To  remove  from  registration  by mean of a  post-effective amendment any of the securities being registered hereunder that remain unsold at the termination of the offering.

                    The undersigned  Company hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13
               (a) or Section 15 (d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sandy Hook, State of Connecticut on April 5, 2002.

                                            HouseHold Direct, Inc.

                                            By /s/ John D. Folger
                                            ---------------------------
                                            John D. Folger, CEO


Each person whose signature  appears below hereby  constitutes and appoints John
D. Folger as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933. Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in their capacities and on the dates indicated.

Signature                        Title                      Date
----------                       ------                     ----
/s/ John D. Folger         CEO & Director              April 5, 2002
John D. Folger

/s/ Ann Jameson         Vice President, Secretary,     April 5, 2002
Ann Jameson                Treasurer & Director

                                INDEX TO EXHIBITS




Exhibit
NO.        Description



3.1  Consulting Agreements

4.1 Opinion of Counsel, regarding the legality of the securities registered hereunder.

10.2 2002 Stock Compensation Plan

23.1 Consent of Independent Public Accountants

23.2 Consent of Counsel (included as part of Exhibit 5.1)

                                                                     Exhibit 4.1


                              Consulting Agreements


                                      Number of Shares/Options

         4.1 (a)                                 5,600,000

         4.1 (b)                                 1,400,000

         4.1 (c)                                 1,400,000

                                                                 Exhibit 4.1 (a)


                              CONSULTING AGREEMENT


     This Consulting Agreement (the "Consulting Agreement") made as of April 5, 2002, by and between Walter Wright, 2881 Bear, #205, Costa Mesa, CA 92626,
("Consultant") and HouseHold Direct, Inc. with offices at #3 Glen Road, Sandy Hook, CT 06482 (the "Company").

                                   WITNESSETH

     WHEREAS, the Company requires and will continue to require consulting services relating to management, strategic planning and marketing in connection with its business; and

     WHEREAS, Consultant can provide the Company with strategic planning and marketing consulting services and is desirous of performing such services for the Company; and

     WHEREAS,   the  Company  wishes  to  induce  Consultant  to  provide  these consulting services to the Company,

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

         1.       APPOINTMENT.
                  -----------

     The Company hereby engages Consultant and Consultant agrees to render services to the Company as a consultant upon the terms and conditions hereinafter set forth.

         2.       TERM.
                  ----

     The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on April 5, 2003, unless earlier terminated in accordance with paragraph 7 herein or extended as agreed to between the parties.

         3.       SERVICES.
                  --------

     During the term of this Agreement, Consultant shall provide advice to, undertake for and consult with the Company concerning management, marketing, consulting, strategic planning, corporate organization and structure, financial matters in connection with the operation of the businesses of the Company, expansion of services, acquisitions and business opportunities, and shall review and advise the Company regarding its overall progress, needs and condition. Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

     (a) The implementation of short-range and long-term strategic planning to fully develop and enhance the Company's assets, resources, products and services;

     (b) The implementation of a domestic marketing program to enable the Company to broaden the markets for its services and promote the image of the Company and its products and services;

     (c) Advise the Company relative to the recruitment and employment of key executives consistent with the expansion of operations of the Company;

     (d) The identification, evaluation, structuring, negotiating and closing of joint ventures, strategic alliances, business acquisitions and advice with regard to the ongoing managing and operating of such acquisitions upon consummation thereof; and

     (e) Advice and recommendations regarding corporate financing including the structure, terms and content of bank loans, institutional loans, private debt funding, mezzanine financing, blind pool financing and other preferred and common stock equity private or public financing.

         4.       DUTIES OF THE COMPANY.
                  ---------------------

     The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph. The Company shall promptly supply Consultant with full and complete copies of all financial reports, all fillings with all federal and state securities agencies; with full and complete copies of all stockholder reports; with all data and information supplied by any financial analyst, and with all brochures or other sales materials relating to its products or services.

         5.       COMPENSATION.
                  ------------

     The Company will immediately grant Consultant the options to purchase 5,600,000 shares of the Company's Common Stock with an exercise price at $0.01 per share, which option shall expire on April 5, 2003 at 5:00 P.M. P.S.T. The number of shares herein are subject to the anti-dilution provisions of the corresponding option which is being issued in conjunction with this Agreement. Consultant in providing the foregoing services shall be reimbursed for any pre-approved out-of-pocket costs, including, without limitation, travel, lodging, telephone, postage and Federal Express charges.

         6.       REPRESENTATION AND INDEMNIFICATION.
                  ----------------------------------

     The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Consultant and acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its advisory functions. Consultant in the absence of notice in writing from the Company will rely on the continuing accuracy of material, information and data supplied by the Company. Consultant represents that he has knowledge of and is experienced in providing the aforementioned services.

         7.       MISCELLANEOUS.
                  -------------

     Termination: This Agreement may be terminated by either Party upon written notice to the other Party for any reason which shall be effective five (5) business days from the date of such notice. This Agreement shall be terminated immediately upon written notice for material breach of this Agreement.

     Modification: This Consulting Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof. This Consulting Agreement may be amended only in writing signed by both Parties.

     Notices: Any notice required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number, as the Party shall have furnished in writing to the other Party.

     Waiver: Any waiver by either Party of a breach of any provision of this Consulting Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Consulting Agreement. The failure of a Party to insist upon strict adherence to any term of this Consulting Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement.

     Assignment: The options under this Agreement are assignable at the discretion of the Consultant.

     Severability: If any provision of this Consulting Agreement is invalid, illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

     Disagreements: Any dispute or other disagreement arising from or out of this Consulting Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in Orange County, CA. The interpretation and the enforcement of this Agreement shall be governed by California Law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)).

     IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.

HOUSEHOLD DIRECT, INC.                  CONSULTANT


/s/ John D. Folger                      /s/ Walter Wright
-----------------------------           ----------------------
John D. Folger, CEO                        Walter Wright

                                                                 Exhibit 4.1 (b)


                              CONSULTING AGREEMENT


     This Consulting Agreement (the "Consulting Agreement") made as of April 5, 2002, by and between Rebecca Wilson, 2781 W. MacArthur Blvd., Santa Ana, CA 92704, ("Consultant") and HouseHold Direct, Inc. with offices at #3 Glen Road, Sandy Hook, CT 06482 (the "Company").

                                   WITNESSETH

     WHEREAS, the Company requires and will continue to require consulting services relating to management, strategic planning and marketing in connection with its business; and

     WHEREAS, Consultant can provide the Company with strategic planning and marketing consulting services and is desirous of performing such services for the Company; and

     WHEREAS,   the  Company  wishes  to  induce  Consultant  to  provide  these consulting services to the Company,

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

         1.       APPOINTMENT.
                  -----------

     The Company hereby engages Consultant and Consultant agrees to render services to the Company as a consultant upon the terms and conditions hereinafter set forth.

         2.       TERM.
                  ----

     The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on April 5, 2003, unless earlier terminated in accordance with paragraph 7 herein or extended as agreed to between the parties.

         3.       SERVICES.
                  --------

     During the term of this Agreement, Consultant shall provide advice to, undertake for and consult with the Company concerning management, marketing, consulting, strategic planning, corporate organization and structure, financial matters in connection with the operation of the businesses of the Company, expansion of services, acquisitions and business opportunities, and shall review and advise the Company regarding its overall progress, needs and condition. Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

     (a) The implementation of short-range and long-term strategic planning to fully develop and enhance the Company's assets, resources, products and services;

     (b) The implementation of a domestic marketing program to enable the Company to broaden the markets for its services and promote the image of the Company and its products and services;

     (c) Advise the Company relative to the recruitment and employment of key executives consistent with the expansion of operations of the Company;

     (d) The identification, evaluation, structuring, negotiating and closing of joint ventures, strategic alliances, business acquisitions and advice with regard to the ongoing managing and operating of such acquisitions upon consummation thereof; and

     (e) Advice and recommendations regarding corporate financing including the structure, terms and content of bank loans, institutional loans, private debt funding, mezzanine financing, blind pool financing and other preferred and common stock equity private or public financing.

         4.       DUTIES OF THE COMPANY.
                  ---------------------

     The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph. The Company shall promptly supply Consultant with full and complete copies of all financial reports, all fillings with all federal and state securities agencies; with full and complete copies of all stockholder reports; with all data and information supplied by any financial analyst, and with all brochures or other sales materials relating to its products or services.

         5.       COMPENSATION.
                  ------------

     The Company will immediately grant Consultant the options to purchase 1,400,000 shares of the Company's Common Stock with an exercise price at $0.01 per share, which option shall expire on April 5, 2003 at 5:00 P.M. P.S.T. The number of shares herein are subject to the anti-dilution provisions of the corresponding option which is being issued in conjunction with this Agreement. Consultant in providing the foregoing services shall be reimbursed for any pre-approved out-of-pocket costs, including, without limitation, travel, lodging, telephone, postage and Federal Express charges.

         6.       REPRESENTATION AND INDEMNIFICATION.
                  ----------------------------------

     The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Consultant and acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its advisory functions. Consultant in the absence of notice in writing from the Company will rely on the continuing accuracy of material, information and data supplied by the Company. Consultant represents that he has knowledge of and is experienced in providing the aforementioned services.

         7.       MISCELLANEOUS.
                  -------------

     Termination: This Agreement may be terminated by either Party upon written notice to the other Party for any reason which shall be effective five (5) business days from the date of such notice. This Agreement shall be terminated immediately upon written notice for material breach of this Agreement.

     Modification: This Consulting Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof. This Consulting Agreement may be amended only in writing signed by both Parties.

     Notices: Any notice required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number, as the Party shall have furnished in writing to the other Party.

     Waiver: Any waiver by either Party of a breach of any provision of this Consulting Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Consulting Agreement. The failure of a Party to insist upon strict adherence to any term of this Consulting Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement.

     Assignment: The options under this Agreement are assignable at the discretion of the Consultant.

     Severability: If any provision of this Consulting Agreement is invalid, illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

     Disagreements: Any dispute or other disagreement arising from or out of this Consulting Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in Orange County, CA. The interpretation and the enforcement of this Agreement shall be governed by California Law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)).

     IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.

HOUSEHOLD DIRECT, INC.                   CONSULTANT


/s/ John D. Folger                      /s/ Rebecca Wilson
----------------------------            --------------------
John D. Folger, CEO                     Rebecca Wilson

                                                                 Exhibit 4.1 (c)


                              CONSULTING AGREEMENT


     This Consulting Agreement (the "Consulting Agreement") made as of April 5, 2002, by and between Stephen J. Fryer, 2201 Alta Vista, Newport Beach, CA 92660, ("Consultant") and HouseHold Direct, Inc. with offices at #3 Glen Road, Sandy Hook, CT 06482 (the "Company").

                                   WITNESSETH

     WHEREAS, the Company requires and will continue to require consulting services relating to management, strategic planning and marketing in connection with its business; and

     WHEREAS, Consultant can provide the Company with strategic planning and marketing consulting services and is desirous of performing such services for the Company; and

     WHEREAS,   the  Company  wishes  to  induce  Consultant  to  provide  these consulting services to the Company,

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

         1.       APPOINTMENT.
                  -----------

     The Company hereby engages Consultant and Consultant agrees to render services to the Company as a consultant upon the terms and conditions hereinafter set forth.

         2.       TERM.
                  ----

     The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on April 5, 2003, unless earlier terminated in accordance with paragraph 7 herein or extended as agreed to between the parties.

         3.       SERVICES.
                  --------

     During the term of this Agreement, Consultant shall provide advice to, undertake for and consult with the Company concerning management, marketing, consulting, strategic planning, corporate organization and structure, financial matters in connection with the operation of the businesses of the Company, expansion of services, acquisitions and business opportunities, and shall review and advise the Company regarding its




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overall progress, needs and condition.  Consultant agrees to provide on a timely
basis  the  following   enumerated   services  plus  any   additional   services
contemplated thereby:

     (a) The implementation of short-range and long-term strategic planning to fully develop and enhance the Company's assets, resources, products and services;

     (b) The implementation of a domestic marketing program to enable the Company to broaden the markets for its services and promote the image of the Company and its products and services;

     (c) Advise the Company relative to the recruitment and employment of key executives consistent with the expansion of operations of the Company;

     (d) The identification, evaluation, structuring, negotiating and closing of joint ventures, strategic alliances, business acquisitions and advice with regard to the ongoing managing and operating of such acquisitions upon consummation thereof; and

     (e) Advice and recommendations regarding corporate financing including the structure, terms and content of bank loans, institutional loans, private debt funding, mezzanine financing, blind pool financing and other preferred and common stock equity private or public financing.

         4.       DUTIES OF THE COMPANY.
                  ---------------------

     The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph. The Company shall promptly supply Consultant with full and complete copies of all financial reports, all fillings with all federal and state securities agencies; with full and complete copies of all stockholder reports; with all data and information supplied by any financial analyst, and with all brochures or other sales materials relating to its products or services.

         5.       COMPENSATION.
                  ------------

     The Company will immediately grant Consultant the options to purchase 1,400,000 shares of the Company's Common Stock with an exercise price at $0.01 per share, which option shall expire on April 5, 2003 at 5:00 P.M. P.S.T. The number of shares herein are subject to the anti-dilution provisions of the corresponding option which is being issued in conjunction with this Agreement. Consultant in providing the foregoing services shall be reimbursed for any pre-approved out-of-pocket costs,




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



including, without limitation, travel, lodging, telephone, postage and Federal Express charges.

         6.       REPRESENTATION AND INDEMNIFICATION.
                  ----------------------------------

     The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Consultant and acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its advisory functions. Consultant in the absence of notice in writing from the Company will rely on the continuing accuracy of material, information and data supplied by the Company. Consultant represents that he has knowledge of and is experienced in providing the aforementioned services.

         7.       MISCELLANEOUS.
                  -------------

     Termination: This Agreement may be terminated by either Party upon written notice to the other Party for any reason which shall be effective five (5) business days from the date of such notice. This Agreement shall be terminated immediately upon written notice for material breach of this Agreement.

     Modification: This Consulting Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof. This Consulting Agreement may be amended only in writing signed by both Parties.

     Notices: Any notice required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number, as the Party shall have furnished in writing to the other Party.

     Waiver: Any waiver by either Party of a breach of any provision of this Consulting Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Consulting Agreement. The failure of a Party to insist upon strict adherence to any term of this Consulting Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement.

     Assignment: The options under this Agreement are assignable at the discretion of the Consultant.

     Severability: If any provision of this Consulting Agreement is invalid, illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.





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



     Disagreements: Any dispute or other disagreement arising from or out of this Consulting Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in Orange County, CA. The interpretation and the enforcement of this Agreement shall be governed by California Law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)).

     IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.

HOUSEHOLD DIRECT, INC.                CONSULTANT


/s/ John D. Folger                    /s/ Stephen J. Fryer
-------------------------             -----------------------
John D. Folger, CEO                   Stephen J. Fryer






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



                                                                     Exhibit 5.1

                               OPINION OF COUNSEL

                                 Rebecca Wilson
                                 Attorney at Law
                           2961W. MacArthur, Suite 120
                               Santa Ana, CA 92704
                      (714) 850-3356 / (714) 850-3368 (fax)

April 5, 2002


HouseHold Direct, Inc.
#3 Glen Road
Sandy Hook, CT 06482

     Re:  Registration Statement on Form S-8

Gentleman:

I have acted as counsel for HouseHold Direct, Inc. (the "Company"), in connection with the preparation and filing of the Company's Registration statement on Form S-8 under the Securities Act of 1933, as amended, (the "Registration Statement"), relating to 21,000,000 shares of the Company's Common Stock, 0.001 par value, (the "Common Stock"), issuable pursuant to the Company's Stock Compensation Plan, (the "Plan") and Consulting Agreements (the "Agreements").

     I have examined the Certificate of Incorporation, as amended, and the By-Laws of the Company and all amendments thereto, the Registration Statement and originals, or copies certified to my satisfaction, of such records and meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company, and such other documents and instruments as in my judgment are necessary or appropriate to enable me to render the opinions expressed below.

     Based on the foregoing examination, I am of the opinion that the shares of Common Stock issuable with the Plan and the Agreements are duly authorized and, when issued in accordance with the Plan and the Agreements, will be validly issued, fully paid and non-assessable.

     Further, I consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Rebecca Wilson
Rebecca Wilson, Esq.




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



                                                                    Exhibit 10.2


                             HOUSEHOLD DIRECT, INC.

                          2002 STOCK COMPENSATION PLAN

     1. Purpose of the Plan. The purpose of the 2002 Stock Compensation Plan ("Plan") of HouseHold Direct, Inc., a Delaware corporation, ("Company") is to provide the Company with a means of compensating selected key employees (including officers) and directors of and consultants to the Company and its subsidiaries for their services rendered in connection with the development of HouseHold Direct, Inc. with shares of Common Stock of the Company.

     2. Administration of the Plan. The Plan shall be administered by the Company's Board of Directors (the "Board").

          2.1 Award or Sales of shares. The Company's Board shall (a) select those key employees (including officers), directors and consultants to whom shares of the Company's Common Stock shall be awarded or sold, and (b) determine the number of shares to be awarded or sold; the time or times at which shares shall be awarded or sold; whether the shares to be awarded or sold will be registered with the Securities and Exchange Commission; and such conditions, rights of repurchase, rights of first refusal or other transfer restrictions as the Board may determine. Each award or sale of shares under the Plan may or may not be evidenced by a written agreement between the Company and the persons to whom shares of the Company's Common Stock are awarded or sold.

          2.2 Consideration for Shares. Shares of the Company's Common Stock to be awarded or sold under the Plan shall be issued for such consideration, having a value not less than par value thereof, as shall be determined from time to time by the Board in its sole discretion.

          2.3 Board Procedures. The Board from time to time may adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Board shall keep minutes of its meetings and records of its actions. A majority of the members of the Board shall constitute a quorum for the transaction of any business by the Board. The Board may act at any time by an affirmative vote of a majority of those members voting. Such vote shall be taken at a meeting (which may be conducted in person or by any telecommunication medium) or by written consent of Board members without a meeting.

          2.4 Finality of Board Action. The Board shall resolve all questions arising under the Plan. Each determination, interpretation, or other action made or taken by the Board shall be final and conclusive and binding on all persons, including, without limitation, the Company, its stockholders, the Board and each of the members of the Board.

          2.5 Non-Liability of Board Members. No Board member shall be liable for any action or determination made by him in good faith with respect to the Plan or any shares of the Company's Common Stock sold or awarded under it.

          2.6 Board Power to amend, Suspend, or Terminate the Plan. The Board may, from time to time, make such changes in or additions to the Plan as it may deem proper and in the best interests of the Company and its Stockholders. The Board may also suspend or terminate the Plan at any time, without notice, and in its sole discretion.

     3. Shares Subject to the Plan. For purposes of the Plan, the Board of Directors is authorized to sell or award up to 25,279,509 shares and/or options of the Company's Common Stock, .001 par value per share ("Common Stock").

     4. Participants. All key employees (including officers) and directors of and consultants to the Company and any of its subsidiaries (sometimes referred to herein as ("Participants") are eligible to participate in the Plan. A copy of this Plan shall be delivered to all requesting participants, together with a copy of any Board resolutions authorizing the issuance of the shares and establishing the terms and conditions, if any, relating to the sale or award of such shares.

     5. Rights and Obligations of Participants. The award or sale of shares of Common Stock shall be conditioned upon the participant providing to the Board a written representation that, at the time of such award or sale, it is the intent of such person(s) to acquire the shares for investment only and not with a view toward distribution. The certificate for unregistered shares issued for investment shall be restricted by the Company as to transfer unless the Company receives an opinion of counsel satisfactory to the Company to the effect that such restriction is not necessary under the pertaining law. The providing of such representation and such restriction on transfer shall not, however, be required upon any person's receipt of shares of Common Stock under the Plan in the event that, at the time of award or sale, the shares shall be (i) covered by an effective and current registration statement under the Securities Act of 1933, as amended, and (ii) either qualified or exempt from qualification under applicable state securities laws. The Company shall, however, under no circumstances be required to sell or issue any shares under the Plan if, in the opinion of the Board, (i) the issuance of such shares would constitute a violation by the participant or the Company of any applicable law or regulation of any governmental authority, or (ii) the consent or approval of any governmental body is necessary or desirable as a condition of, or in connection with, the issuance of such shares.

          6.   Payment of Shares.

          (a) The entire purchase price of shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such shares are purchased, except as provided in subsection (b) below.

          (b) At the discretion of the Board, Shares may be issued under the Plan in consideration of services rendered.

     7. Adjustments. If the outstanding Common Stock shall be hereafter increased or decreased, or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of a recapitalization, reclassification, reorganization, merger, consolidation, share exchange, or other business combination in which the Company is the surviving parent corporation, stock split-up, combination of shares, or dividend or other distribution payable in capital stock or rights to acquire capital stock, appropriate adjustment shall be made by the Board in the number and kind of shares which may be granted under the Plan.

     8. Tax Withholding. As a condition to the purchase or award of shares, the participant shall make such arrangements as the Board may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such purchase or award.

          9.   Terms of the Plan.

          9.1  Effective  Date.  The Plan shall  become  effective on January 1,
     2002.

          9.2 Termination Date. The Plan shall terminate at Midnight on January 1, 2004, and no shares shall be awarded or sold after that time. The Plan may be suspended or terminated at any earlier time by the Board within the limitations set forth in Section 2.6.

     10. Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to amend, modify, or rescind any previously approved compensation plans, programs or options entered into by the Company. This Plan shall be construed to be in addition to and independent of any and all such other arrangements. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of authority of the Board to adopt, with or without stockholder approval, such additional or other compensation arrangements as the Board may from time to time deem desirable.

     11. Governing Law. The Plan and all rights and obligations under it shall be construed and enforced in accordance with the laws of the state of California.






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


                                                                    Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We have issued our report dated March 31, 2001, accompanying the consolidated financial statements of HouseHold Direct, Inc. and subsidiaries appearing in the 2000 Annual Report of the Company to its shareholders and accompanying the schedules included in the Annual Report on Form 10-KSB for the year ended December 31, 2000 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


         /s/ Bloom and Company, LLP

         Hempstead, NY
         April 5, 2002







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